SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — July 27, 2006
Kendle International Inc.
(Exact name of registrant as specified in charter)

Ohio (State of other jurisdiction of incorporation)	000-23019 (Commission File Number)	31-1274091 (IRS Employer Identification No.)
441 Vine Street, Suite 1200, Cincinnati, OH 45202
(Address of principal executive offices)
(513) 381-5500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On July 27, 2006, Kendle International Inc. (the “Company”) issued a press release announcing the results of operations and financial condition for its second quarter and six months ended June 30, 2006, which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
     In addition to announcing its results of operations in accordance with generally accepted accounting principles (GAAP), the Company in its press release discloses net income with certain adjustments for periods in 2005 and 2006. For the second quarter and six months of 2006, net income is disclosed with adjustments for expense related to stock options issued to directors and a charge related to additional services provided to resolve non-medical customer concerns over one study. For the second quarter and six months of 2005, net income is adjusted for a non-cash charge to reflect the write-off of deferred state income tax assets. The Company’s management believes that disclosing the Company’s financial results using these non-GAAP financial measures is useful to investors because the non-GAAP financial measures provide investors with a basis for comparing the results between periods. Additionally, net income adjusted for the items discussed above is the basis upon which management reports to the Company’s Board of Directors and represents the measure that management believes primarily is used by analysts and investors following the Company.
     The information under this caption, “Item 2.02 — Results of Operations and Financial Condition”, including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Exhibit No.	Description
99.1	Earnings release issued by Kendle International Inc. on July 27, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kendle International Inc.
Date: July 27, 2006	/s/ Karl Brenkert III
Karl Brenkert III
Senior Vice President — Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Earnings release issued by Kendle International Inc. on April 27, 2006